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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 7 to the Registration Statement on Form S-1 (No. 333-140973) of our report dated February 28, 2007, except for Note 15, as to which the date is May 22, 2007, relating to the consolidated financial statements of Helicos BioSciences Corporation, which appears in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
May 23, 2007

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  Exhibit 23.1